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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60430, 333-38696, 333-151882 and 333-160680) and in the Registration Statements on Form S-3 (Nos. 333-87858, 333-111306 and 333-160679) of Allos Therapeutics, Inc. of our report dated March 1, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 1, 2010

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM